Exhibit 3.109

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION

OF

WORLDWIDE SPORT NUTRITIONAL SUPPLEMENTS, INC.

(ILLEGIBLE)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is: Worldwide Sport Nutritional Supplements, Inc.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is: Oneioa

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

CT Corporation System

111 Eighth Avenue

New York. NY   10011

SIXTH: (optional) The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

FILED
2003 JUL 11 AM 11:46

SEVENTH: (optional—the existence of the corporation begins on the date the certificate of incorporation is filed by the Department of State. Corporate existence may begin on a date, not to exceed 90 days, after the date of filing by the Department of State. Complete this paragraph only if you wish to have the corporation’s existence to begin on a later date, which is not more than 90 days after the date of filing by the Department of state.) The date the corporate existence shall begin is: July11, 2003.

Incorporator Information Required

/s/ Guy E. Snyder, Esq
(Signature)

Guy E. Snyder, Esq
(Type of print name)

222 North LaSalle, Suite 2600
(Address)

Chicago, IL 60601
(City, State, Zip code)

CERTIFICATE OF INCORPORATION

OF

Worldwide Sport Nutritional Supplements, Inc.
[ILLEGIBLE]

Under Section 402 of the Business Corporation Law

Filed by:	Guy E. Snyder
(Name)

222 N, LaSalle, Ste. 2600
(Mailing address)

Chicago, IL 60601
(City, State and Zip code)

STATE OF NEW YORK DEPARTMENT OF STATE
FILED JUL 11 2003
TAX $	10
BY:	SB
[ILLEGIBLE]

Note: This form was prepared by the NewYork State Department of State for filing a certificate of incorporation for a business corporation is does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or [ILLEGIBLE] forms available at legal stationery stores. The Department of State recommends this legal documents be prepared under the guidance of an attorney. The fees for a certificate of incorporation is $125 plus the applicable use on shares required by Section 180 of the Tax Law. The minimum tax on shares is $10. The tax on 200 no par value shares is $10 ([ILLEGIBLE] $135) Checks should be made payable to the Department of State for the total amount of the filing for and us.

RECEIVED
2003 JUL 11  AM 11:01

New York State

Department of State

Division of Corporation, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF CHANGE

OF

WORLDWIDE SPORT NUTRITIONAL SUPPLEMENTS, INC.
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: WORLDWIDE SPORT NUTRITIONAL SUPPLEMENTS,  INC.

If the name of the corporation has been changed, the name under which it was formed is:                                                          .

SECOND: The certificate of incorporation was filed by the Department of State on: 07/11/2003.

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐___ The county location, within this state, In which the office of the corporation is located, is changed to:                                .

☒     The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to: c/o Corporation Service Company 80 State Street Albany, NY 12207-2543.

☒ The corporation hereby: [Check one]

☒ Designates Corporation Service Company as its registered agent upon whom process against the corporation may be served.

The street address of the registered agent is: 80 State Street Albany, NY 12207-2543.

☐  Changes the designation of its registered agent to:                           . The street address of the registered agent is:           .

☐  Changes the address of its registered agent to:                                                            .

☐  Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

/s/ Maureen Cullen	Maureen Cullen, Vice President
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE

OF

WORLDWIDE SPORT NUTRITIONAL SUPPLEMENTS, INC.
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name NBTY,  Attn: Irene B. Fisher

Address 90 Orville Drive

City, State and Zip Code Bohemia, NY 11716-2510

[ILLEGIBLE]

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only

[ILLEGIBLE]

STATE OF NEW YORK DEPARTMENT OF STATE
FILED: SEP. 11 2003
TAX $	–
BY:	[ILLEGIBLE]
[ILLEGIBLE]